UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2010

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 Avenue of the Stars, Suite 435, Los Angeles, California		90067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2010, a majority of the voting power of Clearant, Inc. (the "Company") voted by written consent to the election of Harpreet Atwal, Michael Bartlett, Rick D.S. Bohgan, Mike Evertsen, and Jerry Pogue to the board of directors of the Company (the "Board"), effective as of the date of that consent, to serve until each director’s successor shall be elected and qualified or until such director’s earlier death, resignation, retirement, or removal from office. Each of the elected directors received 43,961,043 of the 80,775,625 total outstanding votes of the Company. Certain information about Messrs. Atwal, Bartlett, Bohgan, Evertsen and Pogue is set forth below.

Harpreet Atwal, 36, currently serves on the board of directors of Centerpointe Investments Inc. and has been a senior banker for the past 12 years. Mr. Atwal is a private real estate investor and has built an extensive portfolio over the past 10 years. Mr. Atwal received his Bachelors degree in Commerce from the University of British Columbia in 1997.

Michael Bartlett, 66, was appointed as a member of the Board on July 11, 2008 pursuant to a Subscription and Purchase Agreement (the "Subscription Agreement") we entered into with CPI Investments, Inc. on July 8, 2008, a private investment company for which Mr. Bartlett serves as President. Mr. Bartlett has served as our Chairman of the Board since December 9, 2008. He also has served as President and CEO of Leisure Capital & Management, Inc., a financial advisor for private and public start-up and growth companies since 1986.

Rick D.S. Bohgan, 30, is currently the President and Chief Operating Officer of Centerpointe Investments Inc. Mr. Bohgan continues to be a corporate consultant to both private and public companies since 2006. Mr. Bohgan has held senior management roles in banking from 2004 to 2008. Mr. Bohgan is an officer with CPI Investments, Inc., a private investment company that is a significant investor in the Company and with which the Company has entered into the Subscription Agreement. Mr. Bohgan received his Bachelors degree in Accounting and Finance with Honors from DeMonfort University in England in 2001.

Mike Evertsen, 42, President, CEO and owner of LifeTek, a vertically integrated tissue bank serving U.S. and global markets with distribution and processing offices in Gainsville, Florida and a tissue bank in Mexico City. LifeTek is a licensee of the Company. Mr. Evertsen is an experienced tissue industry executive.

Jerry Pogue, 68, is currently an investor in the Company and experienced businessman with an in-depth understanding of global economics and extensive experience as a CEO and director of numerous public companies. He also served as CEO and a director of a bio-technology company that was one of the original investors in the Company. Jerry was responsible for purchasing the original Clearant technology as well as raising significant funding for the Company during the Company’s research and development of its now commercialized technology.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

July 15, 2010	By:	Michael Bartlett

Name: Michael Bartlett
Title: Chairman of the Board